UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2019

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-220997	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 13, 2019, an indirect wholly-owned subsidiary of Starwood Real Estate Income Trust, Inc. (the “Company”) entered into a joint venture with affiliates of Dovehill Capital Management (“Dovehill”), which has a long working history with the Company’s sponsor, to acquire the Renaissance Fort Lauderdale Cruise Port Hotel (the “Property”), a 236-room hotel located on a 3.31 acre site on 17th Street in Fort Lauderdale, Florida. Following the acquisition of the Property by the joint venture from affiliates of Noble Investment Group, the Company owns a position in the Property for which it paid approximately $12 million and received a 43% interest in the joint venture. The opportunity to acquire the Property was presented to the Company on an off-market basis and neither Dovehill nor Noble Investment Group is affiliated with the Company, the Company’s advisor or any of their affiliates. The Company’s investment is defensively structured and includes attractive yield support from Dovehill and certain of its principals for the first five years of the investment. The Company’s investment was funded by cash and the acquisition of the Property was funded with cash and new property-level indebtedness provided by Barclays Bank.

The Property is a 12 minute drive from Fort Lauderdale-Hollywood International Airport, which has been the fastest growing airport in the United States from 2014-2018 with a 9.9% compound annual growth rate and is currently undergoing a $2.3 billion expansion to increase its gate capacity by 53% from 62 to 95. The Property is within walking distance of Port Everglades, the third busiest cruise port in the world. The Property will be managed by Wurzak Hotel Group.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for the Property will be filed in accordance with Rule 3-05 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the Property acquisition could have been timely filed.

(b) Pro forma financial information.

The required pro forma financial information for the Property will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the Property acquisition could have been timely filed.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as such factors may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: March 14, 2019	By:	/s/ Matthew Guttin
Matthew Guttin Chief Compliance Officer and Secretary